Exhibit (h)(6)

OFS CREDIT COMPANY, INC.
Common Stock (Par Value $0.001 Per Share)
AMENDMENT NO. 4 TO
EQUITY DISTRIBUTION AGREEMENT
This Amendment No. 4, dated December 7, 2021 (the “Amendment”), is to the Equity Distribution Agreement, dated January 24, 2020, by and among OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), on the one hand, and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) on the other hand, as amended by Amendment No. 1 thereto, dated March 16, 2021, Amendment No. 2 thereto, dated April 22, 2021, and Amendment No. 3 thereto, dated June 8, 2021 (the “Equity Distribution Agreement”).
 WHEREAS, the OFS Entities and the Placement Agent have entered into the Equity Distribution Agreement pursuant to which from time to time during the term of the Equity Distribution Agreement, on the terms and subject to the conditions set forth therein, the Company may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $50,000,000; and
 WHEREAS, the OFS Entities and the Placement Agent desire to amend the Equity Distribution Agreement to increase the aggregate offering price of the Shares that the Company may issue and sell through the Placement Agent, acting as agent and/or principal, from $50,000,000 to $70,000,000 (which amount shall include all of the Shares previously sold pursuant to the Equity Distribution Agreement to date);
NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:
Amendment of Preamble. The first sentence of the first paragraph of the preamble to the Equity Distribution Agreement is replaced in its entirety with the following:
OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), confirm their respective agreements (this “Agreement”) with and the appointment of Ladenburg Thalmann & Co. Inc. to act as placement agent (the “Placement Agent”) in connection with the proposed issuance and sale of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) from time to time during the term of this Agreement having an aggregate offering price of up to $70,000,000 (the “Maximum Amount”).

27664626.2.BUSINESS
46913181.4

Waivers for Amendment; Consent. Each of the OFS Entities and the Placement Agent by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.
No Other Amendments. Except for Amendment No. 1, dated March 16, 2021, Amendment No. 2, dated April 22, 2021, and Amendment No. 3, dated June 8, 2021, and as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.
Governing Law; Headings. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.
Counterparts and Electronic Signatures. This Amendment may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic or facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

2

27664626.2.BUSINESS
46913181.4

    IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to Equity Distribution Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Very truly yours,

OFS CREDIT COMPANY, INC.

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

[Signature Page to Amendment No. 4 to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets

[Signature Page to Amendment No. 4 to Equity Distribution Agreement]